                                                                    EXHIBIT 25.1
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                            -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

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               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
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                               JPMORGAN CHASE BANK
               (Exact name of trustee as specified in its charter)

              NEW YORK                                   13-4994650
       State of incorporation                         (I.R.S. employer
       if not a national bank)                       identification No.)

           270 PARK AVENUE
          NEW YORK, NEW YORK                               10017
(Address of principal executive offices)                 (Zip Code)

                               WILLIAM H. MCDAVID
                                 GENERAL COUNSEL
                                 270 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                            TELEPHONE: (212) 270-2611
            (Name, address and telephone number of agent for service)

                      WESTLAKE CHEMICAL CORPORATION (Exact
                name of obligor as specified in its charter) SEE
                 TABLE OF ADDITIONAL REGISTRANT GUARANTORS BELOW

              DELAWARE                                    76-0346924
   (State or other jurisdiction of                     (I.R.S. employer
    incorporation or organization)                    identification No.)

  2801 POST OAK BOULEVARD, SUITE 600
            HOUSTON, TEXAS                                   77056
    (Address of principal executive offices)               (Zip Code)

                           8 3/4% SENIOR NOTES DUE 2011
                         (Title of indenture securities)

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                    TABLE OF ADDITIONAL REGISTRANT GUARANTORS

                                                                                            ADDRESS, INCLUDING ZIP
                                                                                            CODE, AND TELEPHONE
                                                                                            NUMBER, INCLUDING AREA
                                                     STATE OR OTHER                         CODE, OF REGISTRANT
                                                     JURISDICTION OF      IRS EMPLOYER      GUARANTOR'S PRINCIPAL
                  NAME                               INCORPORATION           ID NO.            EXECUTIVE OFFICE
                  ----                               ---------------      ------------      ----------------------
Geismar Holdings, Inc.                               Delaware              33-1036002                *
Geismar Vinyls Company LP                            Delaware              06-1641487                *
Gramercy Chlor-Alkali Corporation                    Delaware              76-0669252                *
GVGP, Inc.                                           Delaware              71-0921650                *
North American Pipe Corporation                      Delaware              76-0370735                *
North American Profiles, Inc.                        Delaware              76-0636880                *
Van Buren Pipe Corporation                           Delaware              76-0441452                *
Westech Building Products, Inc.                      Delaware              76-0498816                *
Westlake Chemical Holdings, Inc.                     Delaware              76-0664308                *
Westlake Chemical Investments, Inc.                  Delaware              76-0664309                *
Westlake Chemical Manufacturing, Inc.                Delaware              51-0405162                *
Westlake Chemical Products, Inc.                     Delaware              51-0405164                *
Westlake Development Corporation                     Delaware              76-0666307                *
Westlake Management Services, Inc.                   Delaware              76-0321065                *
Westlake Olefins Corporation                         Delaware              52-1629821                *
Westlake Overseas Corporation                        United States         66-0443812                *
                                                     Virgin Islands
Westlake Petrochemicals LP                           Delaware              76-0553330                *
Westlake Polymers LP                                 Delaware              76-0144230                *
Westlake PVC Corporation                             Delaware              76-0346192                *
Westlake Resources Corporation                       Delaware              76-0321064                *
Westlake Styrene LP                                  Delaware              76-0294926                *
Westlake Vinyl Corporation                           Delaware              76-0414632                *
Westlake Vinyls, Inc.                                Delaware              76-0542667                *
WPT LP                                               Delaware              76-0469048                *

* The address for each Additional Registrant Guarantor is 2801 Post Oak Boulevard, Suite 600, Houston, Texas 77056, and the telephone number for each is
(713) 960-9111.


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                                     GENERAL

ITEM 1.  GENERAL INFORMATION.

         FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

         (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

              New York State Banking Department, State House, Albany, New York 12110.

              Board of Governors of the Federal Reserve System,
              Washington, D.C., 20551.

              Federal Reserve Bank of New York, District No. 2,
              33 Liberty Street, New York, N.Y.

              Federal Deposit Insurance Corporation, Washington, D.C., 20429.

         (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

              Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR AND GUARANTORS.

         IF THE OBLIGOR OR ANY GUARANTOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         None.


ITEMS 3 THROUGH 15, INCLUSIVE, ARE NOT APPLICABLE BY VIRTUE OF T-1 GENERAL INSTRUCTION B.




                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

ITEM 16.   LIST OF EXHIBITS

           LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

           1. A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-76894, which exhibit is incorporated by reference).

           2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which exhibit is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

           3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

           4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76894, which exhibit is incorporated by reference.)

           5. Not applicable.

           6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which exhibit is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

           7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

           8.  Not applicable.

           9.  Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston and State of Texas, on the 15th day of September, 2003.

                                              JPMORGAN CHASE BANK



                                              By:    /s/ Dennis J. Roemlein
                                                 ------------------------------
                                                         Dennis J. Roemlein
                                                           Vice President

                                                           Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                               JPMorgan Chase Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                     at the close of business June 30, 2003,
                  in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                            DOLLAR AMOUNTS IN MILLION


ASSETS

Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin ...................   $  22,657
     Interest-bearing balances ............................................      10,600
Securities:
Held to maturity securities................................................         268
Available for sale securities..............................................      76,771
Federal funds sold and securities purchased under agreements to resell ....
     Federal funds sold in domestic offices................................       3,844
     Securities purchased under agreements to resell.......................      86,290
Loans and lease financing receivables:
     Loans and leases held for sale........................................      31,108
     Loans and leases, net of unearned income......................$166,046
     Less: Allowance for loan and lease losses.....................   3,735
     Loans and leases, net of unearned income and allowance ...............     162,311
Trading Assets.............................................................     186,546
Premises and fixed assets (including capitalized leases)...................       6,142
Other real estate owned....................................................         133
Investments in unconsolidated subsidiaries and associated companies........         696
Customers' liability to this bank on acceptances outstanding...............         225
Intangible assets
     Goodwill..............................................................       2,201
     Other Intangible assets...............................................       3,058
Other assets...............................................................      68,983
                                                                               --------
TOTAL ASSETS...............................................................    $661,833
                                                                               ========

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
LIABILITIES

Deposits
     In domestic offices ..................................................    $189,571
     Noninterest-bearing ..........................................$ 82,747
     Interest-bearing ............................................. 106,824
     In foreign offices, Edge and Agreement subsidiaries and IBF's ........     125,990
     Noninterest-bearing...........................................$  6,025
     Interest-bearing ............................................. 119,965

Federal funds purchased and securities sold under agreements to repurchase:
     Federal funds purchased in domestic offices...........................       4,978
     Securities sold under agreements to repurchase........................     114,181
Trading liabilities .......................................................     129,299
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases).............................      10,186
Bank's liability on acceptances executed and outstanding...................         225
Subordinated notes and debentures .........................................       8,202
Other liabilities .........................................................      41,452
TOTAL LIABILITIES .........................................................     624,084
Minority Interest in consolidated subsidiaries ............................         104

EQUITY CAPITAL

Perpetual preferred stock and related surplus..............................           0
Common stock ..............................................................       1,785
Surplus (exclude all surplus related to preferred stock)...................      16,304
Retained earnings..........................................................      18,426
Accumulated other comprehensive income.....................................       1,130
Other equity capital components............................................           0
TOTAL EQUITY CAPITAL ......................................................      37,645
                                                                               --------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL...................    $661,833
                                                                               ========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


                                            WILLIAM B. HARRISON, JR.  )
                                            HANS W. BECHERER          )
                                            FRANK A. BENNACK, JR.     )